Exhibit 16.1

June 25, 2024

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read SeqLL Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on June 25, 2024 and we agree with such statements concerning our firm.

/s/ Wolf & Company, P.C.

Boston, Massachusetts